FORM OF NOTICE OF GUARANTEED DELIVERY

                                Exhibit (a)(1)(C)


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                               DYNEX CAPITAL, INC.

                             OFFER TO PURCHASE UP TO
    492,425 SHARES OF ITS SERIES A PREFERRED STOCK, PAR VALUE $0.01 PER SHARE 662,944 SHARES OF ITS SERIES B PREFERRED STOCK, PAR VALUE $0.01 PER SHARE 683,703 SHARES OF ITS SERIES C PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

         As set forth in the "The Offer - How to Tender" section of the Offering Circular, dated January 8, 2003 (the "Offering Circular"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer by Dynex to purchase the shares (the "Offer") if:

        (i) certificates representing shares of Dynex Preferred Stock, par value $0.01 per share, of Dynex, a Virginia corporation, are not immediately available or cannot be delivered to Wachovia Bank (the "Exchange Agent");

        (ii) the procedure for book-entry transfer cannot be completed on a timely basis; or

        (iii) time will not permit all of the required documents to reach the Exchange Agent before 5:00 P.M., New York City time, on Tuesday, February 11, 2003.

         This form, or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent so that it is received by the Exchange Agent before the Expiration Time, as defined in the "The Offer - Expiration Time, Extensions, Termination and Amendments" section of the Offering Circular.

         THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   Deliver to:

                 Wachovia Bank, the Exchange Agent for the Offer

By Mail:                                 By Facsimile Transmission
Wachovia Bank                            (eligible guarantor institutions only):
c/o Alpine Fiduciary Services, Inc.      (704) 590-7628
Corporate Actions Department             Confirm by Telephone:  (888) 422-8979
P.O. Box 2065
South Hackensack, NJ  07606-9974

                     By Overnight Delivery or Express Mail:
                                 Wachovia Bank
                      c/o Alpine Fiduciary Services, Inc.
                          Corporate Actions Department
                                 P.O. Box 2065
                        South Hackensack, NJ 07606-9974

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO DYNEX OR THE INFORMATION AGENT (AS DEFINED IN THE OFFERING CIRCULAR) WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFERING CIRCULAR) WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible institution" (as defined in "The Offer - How to Tender" section of the Offering Circular) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned  hereby tenders the below described shares to Dynex for
(a) cash, without interest, (b) Dynex's 9.50% senior notes, due February 28, 2005 (the "Senior Notes"), or (c) a combination of cash and Senior Notes, in each case, upon the terms and subject to the conditions set forth in the
Offering   Circular,   dated  January  8,  2003,  receipt  of  which  is  hereby
acknowledged, and in this Letter of Transmittal which, as amended and supplemented from time to time, together constitute the "Offer." The election of cash and/or Senior Notes to be received in exchange for the shares tendered is set forth below in the "Election of Consideration" section of this Letter of Transmittal.

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                         DESCRIPTION OF SHARES TENDERED
             (SEE INSTURCTIONS 3 AND 4 OF THE LETTER OF TRANSMITTAL)
 -------------------------------------------------------------------------------

                                                          NAME(S) AND ADDRESS(ES) OF
                                                             REGISTERED HOLDER(S)
SHARE CERTIFICATE(S) AND SHARES TENDERED         (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S)
(ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)(1)           APPEAR(S) ON CERTIFICATE(S))
----------------------------------------------------------------------------------------------

                                    TOTAL NUMBER
    SHARE                           OF SHARES                   NUMBER
    CERTIFICATE                     REPRESENTED BY              OF SHARES
    NUMBER(S)(1)                    CERTIFICATE(S)              TENDERED(2)


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    TOTAL NUMBER OF CERTIFICATED SHARES TENDERED

    Series A Preferred Stock: _________________________

    Series B Preferred Stock: _________________________

    Series C Preferred Stock:__________________________

--------------------------------------------------------------------------------

    TOTAL NUMBER OF SHARES TENDERED BY BOOK ENTRY

    Series A Preferred Stock: _________________________

    Series B Preferred Stock: _________________________

    Series C Preferred Stock:__________________________

--------------------------------------------------------------------------------

    TOTAL NUMBER OF SHARES TENDERED

    Series A Preferred Stock: _________________________

    Series B Preferred Stock: _________________________

    Series C Preferred Stock:__________________________

--------------------------------------------------------------------------------

ELECTION (See instructions 2, 14 and 15 of the Letter of Transmittal)

     As set forth in "The Offer" section of the Offering Circular, you may tender your shares of Preferred Stock for cash, Dynex's 9.50% senior notes, due February 28, 2005 (the "Senior Notes") or a combination of those two forms of payment. You MUST make an election as to the form of payment you wish to receive for all shares you tender. If you fail to make properly such an election with respect to any shares of Preferred Stock you tender, you will be deemed to have tendered such shares for cash. In addition, if the consideration you select is oversubscribed, whether that is the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Preferred Stock that are not exchanged for the oversubscribed consideration returned to you.

     IMPORTANT: If you elect to tender your shares in exchange for either Senior Notes or for a combination of cash and Senior Notes, or if you elect to receive Senior Notes in the event of an oversubscription of the cash consideration, do not return your certificates or this letter of transmittal to the Exchange Agent. Instead, you must tender your shares through a broker, dealer, bank or other financial institution that either clears through or maintains a custodial relationship with a direct or indirect participant in the book entry and transfer system of DTC because the Senior Notes will be issued only in book-entry form.

Series A Preferred Stock

     I wish to allocate the shares of Series A Preferred Stock that I have tendered in the following manner:

[___] CASH OPTION: I hereby tender the number of shares of Series A Preferred Stock set forth above for cash in the amount of $24.00 per tendered share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003;

OR

[___] NOTE OPTION: I hereby tender the number of shares of Series A Preferred Stock set forth above for $25.20 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003. The Senior Notes will be issued in $25.00 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 denomination, not to exceed $24.99;

OR

[___] COMBINATION OF CASH AND SENIOR NOTES CONSIDERATION: I hereby tender the number of shares set forth above in the following manner:

       Cash:          ______  shares  of Series  A Preferred  Stock for cash, in the  amount  of  $24.00  per share,  net,  without
                              interest,  subject to proration and upon the terms
                              and subject to the conditions set forth in Dynex's
                              Offering Circular, dated January 8, 2003;

AND

       Senior Notes:  ______  shares  of  Series A Preferred Stock for $25.20 in principal  amount per tendered share of the Senior
                              Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's
                              Offering Circular, dated January 8, 2003.

OVERSUBSCRIPTION ALLOCATION:

     After Dynex has determined which shares to accept pursuant to the terms of the Offering Circular, if the particular consideration which you select is oversubscribed, whether the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Series A Preferred Stock that are not exchanged for the oversubscribed consideration returned to you. Please place an "X" in the box provided below if you wish any shares which were not exchanged due to an oversubscription, to be allocated to the undersubscribed option, if available.

[___] Oversubscription Allocation: Please allocate any shares that I tendered and which were not exchanged because the consideration I chose has been oversubscribed, to the undersubscibed consideration, if available, regardless of whether that is the cash consideration or the Senior Notes consideration.

Series B Preferred Stock

     I wish to allocate the shares of Series B Preferred Stock that I have tendered in the following manner:

[___] CASH OPTION: I hereby tender the number of shares of Series B Preferred Stock set forth above for cash in the amount of $24.50 per tendered share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003;

OR

[___] NOTE OPTION: I hereby tender the number of shares of Series B Preferred Stock set forth above for $25.725 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003. The Senior Notes will be issued in $25.00 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 denomination, not to exceed $24.99;

OR

[___] COMBINATION OF CASH AND SENIOR NOTES CONSIDERATION: I hereby tender the number of shares set forth above in the following manner:

       Cash:           ________  shares of Series B Preferred Stock for cash, in
                                 the  amount  of $24.50  per share, net, without
                                 interest,  subject to  proration  and upon  the
                                 terms and subject to the  conditions  set forth
                                 in Dynex's Offering  Circular, dated January 8,
                                 2003;

AND

       Senior Notes:   ________  shares  of Series B Preferred Stock for $25.725
                                 in  principal  amount  per  tendered  share  of
                                 the  Senior  notes,  subject  to  proration and
                                 upon the terms  and  subject  to the conditions
                                 set forth in Dynex's Offering  Circular,  dated
                                 January 8, 2003.

OVERSUBSCRIPTION ALLOCATION:

     After Dynex has determined which shares to accept pursuant to the terms of the Offering Circular, if the particular consideration which you select is oversubscribed, whether the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Series B Preferred Stock that are not exchanged for the oversubscribed consideration returned to you. Please place an "X" in the box provided below if you wish any shares which were not exchanged due to an oversubscription, to be allocated to the undersubscribed option, if available.

[___] Oversubscription Allocation: Please allocate any shares that I tendered and which were not exchanged because the consideration I chose has been oversubscribed, to the undersubscibed consideration, if available, regardless of whether that is the cash consideration or the Senior Notes consideration.

Series C Preferred Stock

     I wish to allocate the shares of Series C Preferred Stock that I have tendered in the following manner:

[___] CASH OPTION: I hereby tender the number of shares of Series C Preferred Stock set forth above for cash in the amount of $30.00 per tendered share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003;

OR

[___] NOTE OPTION: I hereby tender the number of shares of Series C Preferred Stock set forth above for $31.50 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003. The Senior Notes will be issued in $25.00 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 denomination, not to exceed $24.99;

OR

[___] COMBINATION OF CASH AND SENIOR NOTES CONSIDERATION: I hereby tender the number of shares set forth above in the following manner:

       Cash:          ________  shares of Series C  Preferred  Stock  for  cash, in the  amount of $30.00 per share, net, without
                                interest,  subject  to  proration  and  upon the
                                terms and subject to  the  conditions  set forth
                                in Dynex's  Offering  Circular, dated January 8,
                                2003;

AND

       Senior Notes:  ________  shares of Series C Preferred  Stock  for  $31.50 in principal amount per  tendered  share  of the
                                Senior Notes, subject to proration and  upon the
                                terms and subject  to the  conditions  set forth
                                in  Dynex's  Offering Circular, dated January 8,
                                2003.

OVERSUBSCRIPTION ALLOCATION:

     After Dynex has determined which shares to accept pursuant to the terms of the Offering Circular, if the particular consideration which you select is oversubscribed, whether the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Series C Preferred Stock that are not exchanged for the oversubscribed consideration returned to you. Please place an "X" in the box provided below if you wish any shares which were not exchanged due to an oversubscription, to be allocated to the undersubscribed option, if available.

[___] Oversubscription Allocation: Please allocate any shares that I tendered and which were not exchanged because the consideration I chose has been oversubscribed, to the undersubscibed consideration, if available, regardless of whether that is the cash consideration or the Senior Notes consideration.

     Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration. (Attach additional signed list if necessary)(3). See Instruction 7 of the Letter of Transmittal.

1st:         2nd:         3rd:          4th:          5th:          6th:


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(1)  Need not be completed if shares are delivered by book-entry transfer.

(2) If you desire to tender fewer than all shares evidenced by any certificates listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificates will be deemed to have been tendered. See Instruction 4 of the Letter of Transmittal.

(3) If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Exchange Agent. See Instruction 7 of the Letter of Transmittal.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE GUARANTOR
INSTITUTION," GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFERING CIRCULAR INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NASDAQ TRADING DAYS OF THE DATE HEREOF.


Name of Firm:     ______________________________________________________________

Address:          ______________________________________________________________

                  ______________________________________________________________
                  City                               State           Zip Code

Telephone No. (Including area code):   _________________________________________



Authorized Signature:  _________________________________________________________

                       Name: ___________________________________________________
                                              Please Print
                       Title:   ________________________________________________

Date:  ________________________, 2003

NOTE:    DO NOT SEND SHARES  CERTIFICATES  WITH THIS FORM.  CERTIFICATES  FOR
SHARES OF  PREFERRED  STOCK SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.